SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_|   Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive proxy statement
|_|   Definitive additional materials
|X|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   KROLL INC.
                                   ----------
                (Name of Registrant as Specified in Its Charter)

                              -------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(c)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction: (5) Total fee paid:

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     |_|  Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:


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This filing contains "forward-looking statements" within the meaning of the
Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated or projected.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks that the transaction with Marsh & McLennan Companies, Inc. will not be completed; changes in the demand for, or in the mix of, Kroll's services; project delays or cancellations; cost overruns with regard to fixed price projects; competitive pricing and other competitive pressures; changes in United States and foreign governmental regulation and licensing requirements; currency exchange rate fluctuations; foreign currency restrictions; general economic conditions; political instability in foreign countries in which the Company operates; and other factors and risks referred to in the respective companies' filings with the Securities and Exchange Commission.

Kroll Inc. will file a preliminary and definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its stockholders are urged to read the definitive proxy statement when it becomes available because it will contain important information about Kroll, the proposed merger and related matters. Stockholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other relevant documents, including the definitive merger agreement, filed by Kroll with the Securities and Exchange Commission at the Securities and Exchange Commission's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Kroll will be available to stockholders free of charge by directing a request to Kroll at 900 Third Avenue, New York, New York 10022, Attention: Secretary.

Kroll and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Kroll in favor of the proposed transaction. Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission.

                                                   Marsh & McLennan
                                                   Companies, Inc.
                                                   1166 Avenue of the Americas
                                                   New York, New York
                                                   10036-2774
                                                   212 345 5000 Fax 212 345 4838

                                                   www.mmc.com


[GRAPHIC OMITTED]


The following is a press release issued by Marsh & McLennan Companies, Inc. and Kroll on May 18, 2004:

News Release


Media Contacts:                                             Investor Contact:
Barbara Perlmutter  Jim Fingeroth      Pat Wood             Mike Bischoff
MMC                 Kekst and Company  Kroll Inc.           MMC
(212) 345-5585      (212) 521-4819     (212) 833-3387       (212) 345-5470


                MARSH & McLENNAN COMPANIES TO ACQUIRE KROLL INC.

                $1.9 Billion Transaction Enhances MMC's Position
                  as World's Leading Provider of Risk Services


NEW YORK, NEW YORK, May 18, 2004--Marsh & McLennan Companies, Inc. (MMC) and Kroll Inc. announced today that MMC will acquire Kroll, the world's leading risk mitigation services firm. The transaction will broaden significantly the range of MMC's risk and insurance services businesses and enhance its leadership position in risk management services.

Under the definitive agreement, signed today, MMC will acquire Kroll in an all-cash $1.9 billion transaction in which Kroll shareholders will receive $37 for each outstanding share of Kroll common stock they own. The price to be paid by MMC represents a 31.7 percent premium over Kroll's closing stock price of $28.10 on the Nasdaq National Market on May 18, 2004.

Jeffrey W. Greenberg, chairman and chief executive officer of MMC, said: "Our clients face a growing number of risks that are increasing in complexity and severity. We deliver risk services to respond to a wide spectrum of client needs, from advisory services to claims management, with the goal of helping clients to reduce their total cost of risk. The addition of Kroll will broaden and deepen the capabilities of our fast-growing risk consulting and advisory businesses by adding services which clients need to reduce the impact of an adverse event. Kroll has multiple high-growth businesses under a strong brand. It expands our capacity in several important sectors that complement our existing businesses, such as corporate restructuring, business intelligence and investigations, security services, employee screening, and electronic evidence and litigation support.

"This transaction is particularly attractive because we will be adding to our team some of the world's best risk experts, including Jules Kroll, founder and executive chairman of Kroll, and Michael Cherkasky, chief executive officer of Kroll. Kroll's business relationships around the world fit well with ours, will help us serve clients better, and will accelerate our revenue and earnings growth to increase value to shareholders."

Mr. Kroll said: "In joining MMC, we become part of the industry leader in risk management, a company with a great management team, a history and culture of outstanding client service, and a great future. We look forward to working with Jeff Greenberg and his colleagues and to delivering the benefits of this exciting transaction to our clients."

Mr. Cherkasky said: "This transaction is another example of our commitment to maximizing shareholder value and is a winning proposition for our clients and employees alike. Our mission as the premier global risk mitigation firm remains the same. But by combining the world-class risk services practices of MMC and Kroll, we will offer a compelling range of services that will enable us to attract and serve more clients in more ways."

The combination of MMC and Kroll will produce a number of important benefits for clients, including the following:

o Ability to Match Service Offerings to Client Needs: The acquisition of Kroll will enable Marsh to offer risk clients a combination of services which can be deployed in a way that provides unique benefits in mitigating the complexity and severity of risk. Marsh is distinguished for its advice to clients on operational risk, workplace risk, enterprise risk, and claims management. Kroll has professional expertise and a market leadership position in corporate restructuring, forensic accounting, business investigations, and electronic discovery.

o Expanded Processing Services: The acquisition of Kroll not only increases Marsh's risk processing services capability, specifically to provide clients employee-screening, vendor-screening, and credit-screening services, but also provides the foundation for further expansion in processing.

o Global Reach: Like Marsh, Kroll has a global client base with a strong presence in Europe that strengthens the Marsh global risk consulting platform. Although Marsh and Kroll have clients in common, they have different sets of executive relationships that both firms can use to provide additional services to clients.

Completion of the transaction is expected to occur in the third quarter of 2004. MMC believes that cost savings and the additional revenues resulting from the combination of the two businesses will make the transaction accretive in 2005.

The transaction was unanimously approved by both MMC's and Kroll's boards of directors. Kroll's board recommends that Kroll shareholders vote in favor of the transaction at a shareholder meeting that will be scheduled as soon as practicable. Mr. Kroll, who owns 7.3 percent of Kroll's shares, Mr. Cherkasky, and eight other members of Kroll's senior management have committed to vote their shares in favor of the transaction.

Upon completion of the transaction, Kroll will become part of Marsh Inc., MMC's risk and insurance services subsidiary. Marsh Risk Consulting and Kroll will be combined under Mr. Cherkasky's leadership. Mr. Kroll will be named a vice chairman of Marsh Inc.

Completion of the transaction is subject to the expiration or early termination of the applicable Hart-Scott-Rodino waiting periods and to Kroll shareholder approval.

MMC's financial advisor for the transaction was Greenhill & Co., LLC. Kroll's financial advisors for the transaction were Goldman Sachs & Co. and Morgan Joseph & Co. Inc.

Messrs. Greenberg, Cherkasky, and Kroll, MMC chief financial officer Sandra Wijnberg, and Ray Groves and Roger Egan, chairman and president of Marsh Inc., respectively, along with Donald Birdsong, head of Marsh Risk Consulting, will discuss today's announcement via teleconference and live audio webcast at 8:30 a.m. (EDT) on Wednesday, May 19. To participate in the audio webcast (which will be listen-only), as well as to view additional information about the transaction, go to www.mmc.com. A replay of the webcast will be made available.

A continuous telephone replay will be available beginning Wednesday, May 19 at 1:00 p.m. (EDT) and continuing through midnight (EDT) Wednesday, June 2. To listen to the replay, please dial (888) 203-1112. Callers from outside the United States may listen to the replay by dialing (719) 457-0820. The access code for both numbers is 647531.

About Kroll Inc.
----------------
Kroll Inc. (Nasdaq: KROL), the world's leading independent risk consulting company, provides a broad range of investigative, intelligence, financial, security, and technology services to help clients reduce risks, solve problems, and capitalize on opportunities. Headquartered in New York with more than 60 offices on six continents, Kroll has a multidisciplinary corps of more than 3,200 employees and serves a global clientele of law firms, financial institutions, corporations, non-profit institutions, government agencies, and individuals. For more information, please visit: www.krollworldwide.com.

Kroll has four primary business segments: Consulting Services, Corporate Advisory and Restructuring Services, Background Screening Services, and Technology Services. For the year ended December 31, 2003, Kroll reported net sales of $485.5 million, and income from continuing operations, after restructuring charges, of $46.2 million. For first quarter 2004 net sales were $165.3 million, a 60 percent increase from first-quarter 2003.

About MMC
---------

MMC is a global professional services firm with annual revenues exceeding $11 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. More than 60,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.

In 2003, revenues from MMC's risk and insurance services businesses totaled $6.9 billion. Marsh Inc., MMC's largest business measured by both revenues and earnings, is the world leader in delivering risk and insurance services and solutions to clients. It has approximately 38,000 employees, more than 400 offices, and serves clients in more than 100 countries.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flow, capital structure, pension funding, and the adverse consequences arising from market-timing issues at Putnam, including fines and restitution, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies, and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions, and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of MMC's risk and insurance services business, changes in competitive conditions, movements in premium rate levels, the conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, natural catastrophes, mergers between client organizations, and insurance or reinsurance company insolvencies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at historic levels; and with respect to all of MMC's activities, changes in general worldwide and national economic conditions, the impact of terrorist attacks, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates. In addition, there are risks and uncertainties relating to MMC's ability to integrate Kroll's business successfully and realize expected synergies; the continued strength of Kroll's relationships with its employees, suppliers, and customers; and the accuracy of the basis for the forecasts relating to Kroll's business.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2003 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.


                                       ###